Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

by and among

Pike Corporation,

Pioneer Parent, Inc.

and

the Shareholders named herein

dated as of August 4, 2014

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is entered into as of August 4, 2014, by and among Pioneer Parent, Inc., a Delaware corporation (“Parent”), Takuan, LLC, a North Carolina limited liability company (“Takuan”), the Joe B./Anne A. Pike Generation Skipping Trust (the “Trust”) and J. Eric Pike (collectively with Takuan and the Trust, the “Shareholders” and each, a “Shareholder”), and Pike Corporation, a North Carolina corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement and Plan of Merger (as in effect on the date hereof, the “Merger Agreement”), dated as of August 4, 2014, by and among Parent, Pioneer Merger Sub, Inc. a North Carolina corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and the Company.

W I T N E S S E T H:

WHEREAS, as of the date hereof, each Shareholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (including entitlement to dispose of (or to direct the disposition of) and has the right to vote (or to direct the voting of)) the number of shares of common stock, par value $0.001 per share (the “Company Stock”), of the Company set forth opposite such Shareholder’s name on Schedule A hereto (such shares of Company Stock, together with any other shares of Company Stock the voting power over which is directly or indirectly acquired by such Shareholder until the termination of this Agreement pursuant to the terms hereof, are collectively referred to herein as the “Covered Shares”);

WHEREAS, simultaneously herewith, Parent, Merger Sub and the Company are entering into the Merger Agreement, pursuant to which (subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”); and

WHEREAS, as a condition to the willingness of Parent and the Company to enter into the Merger Agreement and agree to perform their obligations under the Merger Agreement, and as an inducement and in consideration therefor, the Shareholders are executing this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises, representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Other Definitions. For purposes of this Agreement:

(a) “Affiliate” means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b) “Person” means an individual, corporation, limited liability company, general or limited partnership, association, trust, unincorporated organization, other entity or group.

(c) “Representative” means, with respect to any particular Person, any director, officer, employee, accountant, consultant, legal counsel, investment banker, advisor, agent or other representative of such Person.

(d) “Transfer” means, directly or indirectly, to sell, transfer, convert, assign, pledge, encumber, hypothecate or otherwise dispose of (whether by merger or consolidation (including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, conversion, assignment, pledge, encumbrance, hypothecation or other disposition of (whether by merger or consolidation (including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING AND SUPPORT AGREEMENT

Section 2.1 Agreement to Vote the Covered Shares.

(a) Except as otherwise provided in this Agreement, at any meeting of the Company’s shareholders (or any adjournment or postponement thereof), each Shareholder shall appear at each such meeting or otherwise cause its Covered Shares to be present (including by proxy) thereat for purposes of calculating a quorum and shall vote (or cause to be voted, including with respect to every action or approval by written consent of the shareholders of the Company) all of the Covered Shares that such Shareholder is entitled to vote:

i. in favor of (A) the adoption and approval of the Merger Agreement and the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof) and (B) any proposal to adjourn or postpone such meeting of the shareholders to a later date if there are not sufficient votes to adopt and approve the Merger Agreement;

ii. against any action, proposal, transaction or agreement that is not recommended by the Company Board for approval and that would reasonably be expected to (A) result in a breach of any covenant, representation, warranty or other obligation or agreement of the Company set forth in the Merger Agreement, (B) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement; and

iii. in the event the Merger Agreement has not been terminated, against (A) any Acquisition Proposal; (B) any material change in the present capitalization of the Company or any amendment of the Company’s articles of incorporation or bylaws (other than the transactions contemplated by the Merger Agreement); or (C) any other material change in the Company’s corporate structure or business (other than the transactions contemplated by the Merger Agreement).

(b) Each Shareholder hereby represents, covenants and agrees that, except for this Agreement or as set forth in the Company Disclosure Letter, such Shareholder (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to its Covered Shares and shall not deposit or Transfer any of its Covered Shares into a voting trust, (ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy consent or power of attorney with respect to its Covered Shares (except to the extent such proxy consent or power of attorney directs the holder or grantee of the proxy or power of attorney to vote such Shareholder’s Covered Shares as required by the terms of this Agreement) and (iii) has not taken and shall not take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Shareholder from performing in any material respect any of its obligations under this Agreement.

ARTICLE III

TRANSFER OF SHARES; COVENANTS

Section 3.1 Transfer of Shares. Each Shareholder hereby agrees not to (a) Transfer or cause to be Transferred any of such Shareholder’s Covered Shares, beneficial ownership thereof or any other interest therein, (b) enter into any agreement, arrangement or understanding, or take any other action, that violates or conflicts with, or would reasonably be expected to violate or conflict with, or would reasonably be expected to result in or give rise to a violation of or conflict with, such Shareholder’s representation, warranties, covenants and obligations under this Agreement or (c) take any action that would restrict or otherwise affect such Shareholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be null and void. The foregoing restriction on Transfers of Covered Shares shall not prohibit any Transfers by a Shareholder (i) in connection with the transactions contemplated by the Merger Agreement or (ii) to an Affiliate of such Shareholder if the Affiliate transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

Section 3.2 Dividends, Distributions, Etc. in Respect of Covered Shares. In the event of a stock dividend or stock distribution, or any change in the Company Stock by reason of any stock dividend or stock distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Covered Shares” shall be deemed to refer to and include the Covered Shares as well as all such stock dividends, stock splits and stock distributions and any securities into which or for which any or all of the Covered Shares may be changed or exchanged or which are received in such transaction (other than any securities in Parent received by a Shareholder pursuant to the consummation of the Merger).

Section 3.3 Certain Provisions.

(a) No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Each Shareholder is entering into this Agreement solely in such Shareholder’s capacity as the beneficial owner of Covered Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by a Shareholder or any of its Affiliates in such Person’s capacity as a director or officer of the Company. The taking of any actions (or any failures to act) by a Shareholder or any of its Affiliates in such person’s capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

(b) For the purposes of this Agreement, the Company shall be deemed not to be an Affiliate or Subsidiary of a Shareholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of a Shareholder.

Section 3.4 Waiver of Appraisal Rights. Each Shareholder hereby waives and agrees not to assert any appraisal rights pursuant to Section 55-13-21 of the NCBCA or otherwise in connection with the Merger with respect to any and all Covered Shares held by the undersigned.

Section 3.5 Waiver of Claims. Each Shareholder agrees (on their own behalf and on behalf of their successors-in-interest, transferees or assignees) to forego participation as a plaintiff or member of a plaintiff class in any action (including any class action) with respect to any claim, direct, derivative or otherwise, based on their status as shareholders of the Company relating to the negotiation, execution or delivery of the Merger Agreement or the consummation of (but not the failure to consummate) the Merger and the other transactions contemplated by the Merger Agreement, and to take all necessary steps to affirmatively waive and release any right or claim of recovery or recovery in any settlement or judgment related to any such action reasonably requested by Parent in writing; provided, however, that none of the Shareholders waive, release or discharge any claims relating to this Agreement or the breach of the Merger Agreement by Parent or Merger Sub or breach of the Limited Guarantee by the Limited Guarantor. For the avoidance of doubt, none of the Shareholders waive, release or discharge any claims relating to the right to receive the Merger Consideration under the Merger Agreement. Each Shareholder acknowledges and agrees that it is not entitled to any direct remedies under the Limited Guarantee with respect to the Limited Guarantor or any of its Representatives, and the relief and remedies, as set forth in the Limited Guarantee, are made available only to the Company and only to the extent so provided.

Section 3.6 Disclosure. Subject to reasonable prior notice and approval (not to be unreasonably withheld, conditioned or delayed) of the Shareholders, each Shareholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement, the Shareholder’s identity and ownership of such Shareholder’s Covered Shares and the nature of the Shareholder’s obligations under this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder hereby represents and warrants with respect to it and its ownership of Covered Shares only, to Parent and the Company as follows:

Section 4.1 Authorization; Execution; Enforceability. Such Shareholder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by such Shareholder, and, if applicable, no other proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming that this Agreement constitutes the valid and binding agreement of Parent and the Company, constitutes the valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Other than as provided in the Merger Agreement and any filings by such Shareholder with the SEC, the execution, delivery and performance by such Shareholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or the Shareholder’s ability to observe and perform such Shareholder’s material obligations hereunder.

Section 4.2 Ownership of Shares. Such Shareholder beneficially owns the Covered Shares opposite such Shareholder’s name on Schedule A as of the date hereof. Such Shareholder has the sole power to vote (or cause to be voted) such Covered Shares and has good and valid title to such Covered Shares, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, claims, options, security interests, limitations, restrictions and demands of any nature or kind whatsoever, other than those created by this Agreement. Such Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Covered Shares opposite such Shareholder’s name on Schedule A hereto. Such Shareholder has, or will have at the time of the applicable meeting of the Company’s shareholders, the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, such Covered Shares and none of such Covered Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Covered Shares that would prevent or delay such Shareholder’s ability to perform its obligations hereunder. Except for the Rollover Contribution Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Shareholder to Transfer, or cause to be Transferred, any of the Covered Shares set forth opposite such Shareholder’s name on Schedule A hereto and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Covered Shares.

Section 4.3 No Conflicts. Neither the execution and delivery of this Agreement by such Shareholder, nor the consummation by such Shareholder of the transactions contemplated hereby, will (a) conflict with or result in any breach of the organizational documents of such Shareholder (if not an individual); (b) result in, or give rise to, a violation or breach of or a default (with or without notice or lapse of time or both) under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Shareholder is a party or by which the Shareholder or any of its Covered Shares or assets may be bound; or (c) violate any applicable law, except, with respect to any of the foregoing clauses (a) through (c), as does not and could not reasonably be expected to materially impair or delay such Shareholder’s ability to perform its obligations under this Agreement.

Section 4.4 Reliance by Parent and the Company. Such Shareholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Shareholder.

Section 4.5 Litigation. As of the date of this Agreement, there is no action, proceeding or investigation pending or, to the actual knowledge of such Shareholder, threatened, against Shareholder, or any of its properties or assets in or before any Governmental Entity or before any mediator or arbitrator that questions or threatens such Shareholder’s ability to perform its obligations under this Agreement on a timely basis or the validity of this Agreement.

Section 4.6 Finder’s Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Shareholders and the Company as follows:

Section 5.1 Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

Section 5.2 Authorization; Execution; Enforceability. Parent has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming that this Agreement constitutes the valid and binding agreement of the Shareholders and the Company, constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 5.3 No Conflicts. Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, will (a) conflict with or result in any breach of the organizational documents of Parent; (b) result in, or give rise to, a violation or breach of or a default (with or without notice or lapse of time or both) under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Parent is a party; or (c) violate any applicable law, except, with respect to any of the foregoing clauses (a) through (c), as does not and could not reasonably be expected to materially impair or delay Parent’s ability to perform its obligations under this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Company hereby represents and warrants to the Shareholders and Parent as follows:

Section 6.1 Corporate Organization. The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation.

Section 6.2 Authorization; Execution; Enforceability. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company Board, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding agreement of the Shareholders and Parent, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 6.3 No Conflicts. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or result in any breach of the organization documents of the Company; (b) result in, or give rise to, a violation or breach of or a default (with or without notice or lapse of time or both) under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Company is a party; or (c) violate any applicable law, except, with respect to any of the foregoing clauses (a) through (c), as does not and could not reasonably be expected to materially impair or delay the Company’s ability to perform its obligations under this Agreement.

ARTICLE VII

TERMINATION

Section 7.1 Termination.

(a) Subject to Section 7.1(b), this Agreement shall terminate and none of Parent or the Shareholders shall have any rights or obligations hereunder upon the earlier to occur of: (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time of the Merger.

(b) Notwithstanding Section 7.1(a), (i) termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement that occurs prior to the effective date of such termination, and (ii) Section 8.2 through Section 8.14, inclusive, of this Agreement shall survive the termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Publication. Each Shareholder hereby permits the Company to publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC) their identity and ownership of shares of Company Stock and the nature of their commitments, arrangements and understandings pursuant to this Agreement; provided, however, that such publication and disclosure shall be subject to prior approval by the Shareholder, such approval not to be unreasonably withheld or delayed.

Section 8.2 Further Actions. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement; provided, however, nothing set forth herein shall require any Shareholder to expend any material sums in furtherance of the foregoing, unless Parent or the Company agrees to reimburse such Shareholder such amounts.

Section 8.3 Amendment; Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance of any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by each of the parties hereto. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge, or termination is sought.

Section 8.4 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 8.5 Governing Law; Jurisdiction; Enforcement; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to any choice or conflict of law provision or rule

(whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. In addition, each of the parties hereto irrevocably agrees that any legal suit, action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in any federal or state court located in Charlotte, North Carolina. Each party hereto agrees that any such suit, action or proceeding will constitute a mandatory complex business case under Chapter 7A, Section 45.4 of the North Carolina General Statutes, as may be amended from time to time, and, if a party initiates such a suit, action or proceeding in North Carolina state court, it must be brought in the North Carolina Business Court as a mandatory complex business case. Each of the parties hereto hereby irrevocably submits with regard to any such suit, action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any suit, action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.5, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that service of process upon such party in any such suit, action or proceeding shall be effective if such process is given as a notice in accordance with Section 8.6 of this Agreement.

(b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREIN, THE EQUITY FINANCING OR THE DEBT FINANCING. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION.

Section 8.6 Specific Performance. The parties hereto acknowledge and agree that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) the Company and Parent are relying on such covenants in connection with entering into the Merger Agreement and (c) a violation of any of the terms of such covenants, obligations or agreements will cause the Company and Parent irreparable injury for which adequate remedies are not available at law and for which monetary damages are not readily ascertainable. Therefore, the parties hereto agree that the Company and Parent shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain any Shareholder from committing any violation of such covenants, obligations or agreements. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 8.7 Stop Transfer Order. In furtherance of this Agreement, each Shareholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to the Transfer of any of the Covered Shares held of record by such Shareholder (other than any Transfers pursuant to the Merger Agreement) and (a) if this Agreement is terminated in accordance with Section 7.1, then, promptly following the termination of this Agreement, or (b) immediately following the Closing (and in any event within such time as would not delay receipt by the Shareholder of the Merger Consideration), to cause any stop transfer instructions imposed pursuant to this Section 8.7 to be lifted.

Section 8.8 Notices. All notices, requests, instructions or other documents to be given hereunder by any party to the other parties shall be in writing and shall be deemed duly given (a) upon delivery, when delivered personally, (b) one (1) Business Day after being sent by overnight courier or when sent by facsimile transmission (with a confirming copy sent by overnight courier), and (c) three (3) Business Days after being sent by registered or certified mail, postage prepaid, as follows:

If to Parent, to:

Pioneer Parent, Inc.

c/o Court Square Capital Partners

55 East 52nd Street, 34th Floor

New York, New York 10055

Attn: Joseph M. Silvestri

Facsimile: (212) 752-6184

with a copy (which shall not constitute notice to Parent) to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, Pennsylvania 19104

Attn: Geraldine A. Sinatra

Facsimile: (215) 994-2222

If to the Shareholders, to:

J. Eric Pike

Takuan, LLC

Joe B. / Anne A. Pike Generation Skipping Trust

2350 Williams Road

Lewisville, NC 27023

Attn: J. Eric Pike

Facsimile: (336) 719-4229

with a copy (which shall not constitute notice to Shareholders) to:

Rayburn Cooper and Durham, P.A.

227 West Trade Street, Suite 1200

Charlotte, North Carolina 28202

Attn: C. Richard Rayburn, Jr.

Facsimile: (704) 377-1897

If to the Company (which shall not constitute notice to the Company), to:

Pike Corporation

100 Pike Way, PO 868

Mount Airy, NC 27030

Attn: Chief Financial Officer

Facsimile: (336) 719-4640

with a copy to:

Moore & Van Allen PLLC

100 N. Tryon Street, Suite 4700

Charlotte, North Carolina 28202

Attn: James R. Wyche

Facsimile: (704) 331-1159

Section 8.9 Entire Agreement; Assignment; No Third Party Beneficiaries. This Agreement, the Limited Guarantee, the Merger Agreement, the Confidentiality Agreement and the Equity Financing Commitment constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement may not be assigned by any of the parties hereto by operation of law or otherwise. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 8.12 Certain Interpretations. For purposes of this Agreement:

(a) Unless otherwise specified, all references in this Agreement to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

(b) The Article and Section captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(c) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

(d) The words “include,” “includes” and “including,” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(e) The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

Section 8.13 Fees and Expenses. Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 8.14 Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholders, and Parent and the Company shall have no authority to direct the Shareholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

[Remainder of page intentionally blank. Signature page(s) follow on next page.]

IN WITNESS WHEREOF, each of Parent, the Company and the Shareholders has caused this Agreement to be duly executed as of the day and year first above written.

PIONEER PARENT, INC.

By:	/s/ Kevin D. Brown
Name:	Kevin D. Brown
Title:	Secretary

[Signatures continued on next page]

[Signature Page to Voting Agreement]

TAKUAN, LLC

By:	/s/ J. Eric Pike
Name:	J. Eric Pike
Title:	Manager

/s/ J. Eric Pike
J. Eric Pike

JOE B. / ANNE A. PIKE GENERATION
SKIPPING TRUST

By:	/s/ J. Eric Pike
Name:	J. Eric Pike
Title:	Trustee

PIKE CORPORATION

By:	/s/ J. Eric Pike
Name:	J. Eric Pike
Title:	Chairman and CEO

[Signature Page to Voting Agreement]

SCHEDULE A

Name of Shareholder	Number of Covered Shares
Takuan, LLC	1,549,253
J. Eric Pike	437,259
Joe B. / Anne A. Pike Generation Skipping Trust	67,467